EXHIBIT 99.1

Ronco Holdings, Inc.
Financial Statements
For the Years Ended December 31, 2013 and 2012

Report of Independent Registered Public Accounting Firm

To the Shareholders
Ronco Holdings, Inc.
Austin, Texas

We have audited the accompanying balance sheets of Ronco Holdings, Inc. as of December 31, 2013 and 2012, and the related statements of operations, stockholders' deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal controls over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal controls over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ronco Holdings, Inc. as of December 31, 2013 and 2012 and the results of their operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered significant recurring losses from operations, and its total liabilities exceeds its total assets. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Thomas Howell Ferguson P.A.
Tampa, FL
August 12, 2014

Ronco Holdings, Inc.

Balance Sheets

	December 31,
	2013	2012
Assets
Current assets:
Cash	$202,429	$320,309
Accounts receivable, net of allowance for doubtful accounts of $22,056 and $16,842 for 2013 and 2012, respectively.	1,644,488	1,425,630
Inventories	1,009,665	1,335,270
Prepaid expenses	339,759	442,294
Due from related party	278,574	-
Other assets	24,010	58,445
Total current assets	3,498,925	3,581,948

Property and equipment, net	147,372	68,618
Intangible assets, net	3,719,158	3,869,768
Total assets	$7,365,455	$7,520,334

Liabilities, Redeemable Preferred Stock and Stockholders' Deficit
Current liabilities:
Accounts payable	$2,372,808	$1,687,605
Accrued expenses	2,384,575	1,601,228
Notes payable	10,165,040	8,720,000
Due to related party	-	706,809
Total current liabilities	14,922,423	12,715,642

Long-term notes payable - related party	4,884,776	3,516,227
Total liabilities	19,807,199	16,231,869

Commitments and contingencies (Note 12)	-	-

Redeemable preferred stock (Note 9)	2,700,000	2,700,000

Stockholders' deficit:
Common stock, par value $0.0001, 800 shares authorized, issued and outstanding at December 31, 2013 and 2012	2,000	2,000
Accumulated deficit	(15,143,744)	(11,413,535)
Total stockholders' deficit	(15,141,744)	(11,411,535)
Total liabilities, redeemable preferred stock and stockholders' deficit	$7,365,455	$7,520,334

The accompanying notes are an integral part of the financial statements.

Ronco Holdings, Inc.

Statements of Operations

	Year Ended December 31,
	2013	2012
Product sales, net of discounts and allowances	$8,851,317	$13,895,776
Cost of product sales	(7,443,543)	(13,818,441)
Gross profit	1,407,774	77,335

Operating expenses
Employment related expense	770,335	924,047
General and administrative expense	730,860	743,489
Professional fees	126,245	296,539
Selling and marketing expense	518,548	445,252
Depreciation and amortization, less $13,114 and $1,284 for 2013 and 2012, respectively, included in cost of product sales	168,997	163,004
Impairment of intangible assets, including goodwill	1,844,894	5,897,803
Total operating expenses	4,159,879	8,470,134

Loss from operations	(2,752,105)	(8,392,799)

Other income (expense)
Interest expense, net	(978,104)	(800,890)
Total other income (expense)	(978,104)	(800,890)

Net loss	$(3,730,209)	$(9,193,689)

The accompanying notes are an integral part of the financial statements.

Ronco Holdings, Inc.

Statements of Stockholders' Deficit

	Shares of		Additional		Total
	Common	Common	Paid in	Accumulated	Stockholders’
	Stock	Stock	Capital	Deficit	Deficit
Balance, December 31, 2011	800	$-	$2,000	$(2,219,846)	$(2,217,846)

Net loss	-	-	-	(9,193,689)	(9,193,689)

Balance, December 31, 2012	800	-	2,000	(11,413,535)	(11,411,535)

Net loss	-	-	-	(3,730,209)	(3,730,209)

Balance, December 31, 2013	800	$-	$2,000	$(15,143,744)	$(15,141,744)

The accompanying notes are an integral part of the financial statements.

Ronco Holdings, Inc.

Statements of Cash Flows

	Year Ended December 31,
	2013	2012
Cash flows from operating activities:
Net loss	$(3,730,209)	$(9,193,689)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities
Allowance for bad debts	78,719	131,000
Allowance for sales returns	76,913	-
Accretion of contingent note discount	23,655	-
Depreciation and amortization	182,111	164,288
Impairment on intangibles	1,844,894	5,897,803
Changes in operating assets and liabilities
(Increase) decrease in accounts receivable	(297,577)	616,228
Decrease in inventory	325,605	1,729,390
(Increase) decrease in prepaid expenses	102,535	(92,132)
(Increase) decrease in other assets	34,435	(58,445)
Increase in related party receivable	(278,574)	-
Increase (decrease) in related party payable	(706,809)	390,034
Increase in accounts payable	685,203	102,947
Increase in accrued expenses	706,434	1,189,026
Net cash (used in) provided by operating activities	(952,665)	876,450

Cash flows from investing activities:
Purchase of property and equipment	(100,520)	(63,629)
License renewals on patents	(9,735)	(36,282)
Net cash used in investing activities	(110,255)	(99,911)

Cash flows from financing activities:
Proceeds from issuance of note payable	1,050,040	500,000
Payments on debt	(105,000)	(1,180,000)
Net cash (used in) provided by financing activities	945,040	(680,000)

Net increase (decrease) in cash	(117,880)	96,539
Cash at the beginning of period	320,309	223,770
Cash at the end of period	$202,429	$320,309

Supplemental Cash Flow Information

Cash paid for interest	$277,145	$25,406
Cash paid for income taxes	$-	$-

The accompanying notes are an integral part of the financial statements.

Ronco Holdings, Inc.

Notes to Financial Statements

For the Years Ended December 31, 2013 and 2012

Note 1 – Organization and Basis of Presentation

Ronco Holdings, Inc. (the "Company" or "Ronco") was organized as a Corporation under the laws of the State of Delaware on January 11, 2011. The Company is located in Austin, Texas and is engaged in the development and retail sale of consumer products throughout the United States. On January 14, 2011 the Company purchased all the assets of the Ronco Acquisition, LLC, but did not assume any liabilities.

The Company is a provider of proprietary consumer products for the kitchen and home. The Company's product line sells throughout the year through infomercials, internet sales, wholesale distributors and direct retailers. Both knife and rotisseries sales peak during the months of October through December due to increase in media buys and retailers buying inventory for the current holiday season.

Basis of preparation of financial statements – The accompanying financial statements have been prepared on accrual basis in accordance with the generally accepted accounting principles in the United States (GAAP). All amounts are stated in United States dollars.

Note 2 - Going Concern and Management's Plans

The preparation of financial statements in accordance with GAAP contemplates that operations will be sustained for a reasonable period. However, we have negative working capital in the amount of $11,423,498 as of December 31, 2013 and have incurred operating losses of $3,730,209 and $9,193,689 during the years ended December 31, 2013 and 2012, respectively. The Company has an accumulated deficit of $15,143,744 as of December 31, 2013. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

Management began implementing strategic plans designed to alleviate ongoing net operating losses. The principal focus of these plans was an intensified emphasis on profitable consumer products business, using a distribution model that is efficient and responsive to consumer needs. Management believes that the planned model will provide more profitable revenue streams as well as current and long-term profitability by curtailing the cost structure, and allowing for longer product life. However, the Company does have debt requirements for 2014 that are significant. We cannot give any assurances regarding the success of management's plans. Our financial statements do not include adjustments relating to the recoverability of recorded assets or liabilities that might be necessary should we be unable to continue as a going concern.

Ronco Holdings, Inc.

Notes to Financial Statements

For the Years Ended December 31, 2013 and 2012

Note 3 - Summary of Significant Accounting Policies

Use of estimates – The preparation of financial statements in conformity with GAAP requires our management to make estimates and assumptions that affect the reported amounts in our financial statements. Significant estimates embodied in the Company's financial statements include estimating the collectability of accounts receivable, recoverability of inventories, valuation of intangible assets, and the allowance for sales returns. All estimates were developed by our management using the best available information at the time of the estimate. However, actual results could differ from those estimates.

Cash and cash equivalents – The Company considers all bank accounts and other highly liquid investments, with a remaining maturity at the date of purchase/investment of three months or less to be cash equivalents. Cash and cash equivalents consist of cash and cash on deposit with banks.

Revenue recognition – We derive revenue from retail product sales and recognize revenue when evidence of the arrangement exists, in the case of products when the product is shipped to a customer, when our sales price is fixed or determinable, and when we have concluded that amounts are collectible from the customers. Estimated amounts for product sales returns and allowances are recorded at the time of sale. Shipping costs billed to customers are included as a component of product sales. The associated cost of shipping is included as a component of cost of product sales.

The Company recorded sales discounts and an allowance for sales returns of $190,748 and $194,698 as of December 31, 2013, respectively. The Company recorded sales discounts and an allowance for sales returns of $138,213 and $271,611 as of December 31, 2012, respectively.

Accounts receivable – Accounts receivable represents normal trade obligations from customers that are subject to normal trade collection terms, without discounts or rebates. We may require deposits or retainers when we consider a customer's credit risk to warrant the collection of such. Notwithstanding these collections, we periodically evaluate the collectability of our accounts receivable and consider the need to establish an allowance for doubtful accounts based upon our historical collection experience and specifically identifiable information about our customers.

Concentration of Credit Risk - Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of cash and trade accounts receivable. Cash is held with financial institutions in the United States and from time to time we may have balances that exceed the amount of insurance provided by the Federal Deposit Insurance Corporation on such deposits.

Ronco Holdings, Inc.

Notes to Financial Statements

For the Years Ended December 31, 2013 and 2012

Note 3 - Summary of Significant Accounting Policies (Continued)

As of December 31, 2013, the Company did not have balances in excess of the federally insured limits of $250,000. The Company performs ongoing credit evaluation of its customers. Accordingly, the Company believes that credit risk from its trade receivables is limited.

Inventories – Inventories consist of retail merchandise that is in its finished form and ready for sale to end-user customers. Inventories are recorded at the lower of average cost or market. Our inventories are acquired and carried for retail sale and, accordingly, the carrying value is susceptible to, among other things, market trends and conditions and overall customer demand. We use our best estimates of all available information to establish reasonable inventory quantities. However, these conditions may cause our inventories to become obsolete and/or excessive. We review our inventories periodically for indications that reserves are necessary to reduce the carrying values to the lower of cost or market values.

Property and equipment – Property and equipment are recorded at our cost. We depreciate property and equipment, other than land, using the straight-line method over lives that we believe the assets will have utility. The Company's property and equipment are depreciated over 5 years. We allocate depreciation expense related to assets directly associated with our product sales to cost of product sales. Our expenditures for additions, improvements and renewals are capitalized, while normal expenditures for maintenance and repairs are charged to expense. We evaluate the carrying value of property and equipment for impairment annually or at more frequent intervals should circumstances indicate impairment may be present. Our evaluation is a two-step process. The first step is to compare our undiscounted cash flows, as projected over the remaining useful lives of the assets, to their respective carrying values. In the event that the carrying values are not recovered by future undiscounted cash flows, as a second step, we compare the carrying values to the related fair values and, if the fair value is lower, we record an impairment adjustment. For purposes of fair value, we generally use a discounted cash flow approach, using risk-adjusted discount rates.

Income taxes – Our principal corporate taxing jurisdictions are the United States, and the State of Texas. Deferred taxes are provided on an asset and liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Ronco Holdings, Inc.

Notes to Financial Statements

For the Years Ended December 31, 2013 and 2012

Note 3 - Summary of Significant Accounting Policies (Continued)

Advertising – We expense advertising costs when incurred.

Fair value measurements – The Company follows ASC Topic 820, Fair Value Measurements. The statement clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

•	Level 1 – Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

•

Level 2 – Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

•

Level 3 – Inputs are unobservable inputs which reflect the reporting entity's own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

Fair value of financial instruments – The carrying amount of significant financial instruments, which include accounts receivable, accounts payable, accrued expenses, and notes payable approximate fair value as of December 31, 2013 and 2012, due to the short-term maturities.

Patent Renewal Costs – The Company's intellectual property portfolio consists mainly of patents with respect to the technology and use of its products. Patent renewal and maintenance fees are due at various times over the life of the patent to keep patent in force. The Company capitalizes these costs and amortizes them over the shorter of the economic life or remaining life of the patent. Patent renewal fees incurred and capitalized during the year ended December 31, 2013 and 2012 were $9,735 and $36,282, respectively.

Goodwill and Indefinite Life Intangible Assets - Goodwill represents the excess of cost over fair value of net assets of businesses acquired. In accordance with FASB ASC 350-20 Goodwill and Other Intangible Assets, the value assigned to goodwill and indefinite lived intangible assets, including trademarks and trade names, is not amortized to expense, but rather they are evaluated at least on an annual basis to determine if there are potential impairments. If the fair value of the reporting unit is less than its carrying value, an impairment loss is recorded to the extent that the implied fair value of the reporting unit goodwill is less than the carrying value. If the fair value of an indefinite lived intangible (such as trademarks and trade names) is less than its carrying amount, an impairment loss is recorded. Fair value is determined based on discounted cash flows, market multiples or appraised values, as appropriate.

Ronco Holdings, Inc.

Notes to Financial Statements

For the Years Ended December 31, 2013 and 2012

Note 3 - Summary of Significant Accounting Policies (Continued)

Discounted cash flow analysis requires assumptions about the timing and amount of future cash inflows and outflows, risk, the cost of capital, and terminal values. Each of these factors can significantly affect the value of the intangible asset. The estimates of future cash flows, based on reasonable and supportable assumptions and projections, require management's judgment. Any changes in key assumptions about the Company's business and their prospects, or changes in market conditions, could result in an impairment charge. Some of the more significant estimates and assumptions inherent in the intangible asset valuation process include: the timing and amount of projected future cash flows; the discount rate selected to measure the risks inherent in the future cash flows; and the assessment of the asset's life cycle and the competitive trends impacting the asset, including consideration of any technical, legal or regulatory trends.

In the year ended December 31, 2013, the Company determined that there was no impairment of trademarks, trade names or goodwill. In the year ended December 31, 2012, the Company determined that there was an impairment of trademarks, trade names and goodwill. In performing the related valuation analysis, the Company used various valuation methodologies including probability weighted discounted cash flows, comparable transaction analysis, and market capitalization and comparable company multiple comparison. The impairment is detailed in Note 6 below.

Impairment of Long-Lived Assets and Finite Life Intangibles - Long-lived assets, including, intangible assets subject to amortization consist of patents that have been acquired are amortized using the straight-line method over their useful life of twelve years and are reviewed for impairment in accordance with FASB ASC 360-10, Accounting for the Impairment or Disposal of Long-Lived Assets, whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

The Company determined that there was no impairment of intangible assets during the years ended December 31, 2013 or 2012. In performing the related valuation analysis the Company used various valuation methodologies including probability weighted discounted cash flows, comparable transaction analysis, and market capitalization and comparable company multiple comparison. The impairment is detailed in Note 6 below.

Ronco Holdings, Inc.

Notes to Financial Statements

For the Years Ended December 31, 2013 and 2012

Note 3 - Summary of Significant Accounting Policies (Continued)

Our evaluation related to tangible and intangible long-lived assets provides a two-step process. The first step is to compare our undiscounted cash flows, as projected over the remaining useful lives of the assets, to their respective carrying values. In the event that the carrying values are not recovered by future undiscounted cash flows, as a second step, we compare the carrying values to the related fair values and, if lower, we record an impairment adjustment. For purposes of fair value, we generally use replacement costs for tangible fixed assets and discounted cash flows, using risk-adjusted discount rates, for intangible assets.

Subsequent Events – Our management evaluates subsequent events under ASC 855 Subsequent Events. The standard establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before the financial statements are issued or are available to be issued. Specifically, it sets forth the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date, and the disclosures that an entity should make about events or transactions that occurred after the balance sheet date.

Note 4 – Property and Equipment

Our property and equipment consists of the following as of:

	December 31,
Description	2013	2012
Manufacturing equipment and tooling	$91,138	$55,618
Office equipment and furnishings	68,704	3,704
Computer equipment and software	21,388	21,388
Other	877	877
Total property and equipment	182,107	81,587
Accumulated depreciation	(34,735)	(12,969)
Property and equipment, net	$147,372	$68,618

Depreciation expense for the year ended December 31, 2013 and 2012 was $21,766 and $9,431, respectively.

Substantially all the assets of Ronco Holdings, Inc. serve as collateral under our Secured Promissory Note.

Ronco Holdings, Inc.

Notes to Financial Statements

For the Years Ended December 31, 2013 and 2012

Note 5 – Accrued Expenses

Our accrued expenses consisted of the following:

	December 31,
	2013	2012
Accrued expenses:
Interest	$1,655,659	$954,700
Payroll	45,257	-
Sales returns allowance	194,698	271,611
Sales tax payable	488,961	374,917
Total accrued expenses	$2,384,575	$1,601,228

Note 6 – Intangible Assets and Impairment

In connection with our purchase of Ronco Acquisition, LLC in January 2011, our intangible assets at December 31, 2013 and 2012 consist of trademarks and trade names, patents and goodwill. Trademarks and trade names and goodwill have indefinite estimated lives and, therefore, are not amortized. The Company has determined that its patents have a useful life of 12 years and are amortized using the straight-line method. We evaluate the carrying value of identifiable intangible assets for impairment annually or at more frequent intervals should circumstances indicate impairment may be present.

Based on our impairment analyses of identifiable intangibles and goodwill, impairment losses of $1,844,894 and $5,897,803 were recognized during the years ended December 31, 2013 and 2012, respectively. See Note 8 for further information on the Company's determination of fair value of goodwill and intangible assets.

The following table summarizes the intangible assets as of December 31, 2013 and 2012:

December 31, 2013:

	Gross	Additional
	Carrying	Purchase		Accumulated	Impairment	Carrying
Intangible Asset	Amount	Price		Amortization	Loss	Value
Patents	$1,780,018	$-		$453,964	$-	$1,326,054
Trademarks and tradenames	1,409,800	-		-	-	1,409,800
Goodwill	983,304	1,844,894	(1)	-	1,844,894	983,304
Total	$4,173,122	$1,844,894		$453,964	$1,844,894	$3,719,158

(1)  See Contingent Note Payable discussion within footnote 7 Notes Payable.

Ronco Holdings, Inc.

Notes to Financial Statements

For the Years Ended December 31, 2013 and 2012

Note 6 – Intangible Assets and Impairment (Continued)

December 31, 2012:

	Gross	Additional
	Carrying	Purchase	Accumulated	Impairment	Carrying
Intangible Asset	Amount	Price	Amortization	Loss	Value
Patents	$1,770,282	$-	$293,618	$-	$1,476,664
Trademarks and tradenames	3,872,000	-	-	2,462,200	1,409,800
Goodwill	4,418,907	-	-	3,435,603	983,304
	$10,061,189	$-	$293,618	$5,897,803	$3,869,768

Amortization expense related to intangible assets was approximately $160,345 and $154,857 for the year ended December 31, 2013 and 2012, respectively.

The weighted-average remaining amortization period for the patents is 9 years. The schedule of future amortization expense is as follows:

2014	$147,339
2015	147,339
2016	147,339
2017	147,339
2018	147,339
Thereafter	589,357
$1,326,054

Note 7 – Notes Payable

Notes payable consisted of the following as of:

	December 31,
	2013	2012
1.5% Secured Promissory Note, maturing on June 14, 2012	$8,620,000	$8,720,000
16% Promissory Note, maturing on January 14, 2014	3,016,227	3,016,227
18% Promissory Note, maturing on March 14, 2014	445,040	-
18% Promissory Note, maturing on June 30, 2014	1,100,000	500,000
0% contingent promissory note due December 5, 2017	3,770,000	-
Total promissory notes	16,951,267	12,236,227
Less: discount	(1,901,451)	-
Less: current maturities	(10,165,040)	(8,720,000)
Total long-term promissory notes	$4,884,776	$3,516,227

Ronco Holdings, Inc.

Notes to Financial Statements

For the Years Ended December 31, 2013 and 2012

Note 7 – Notes Payable (Continued)

The following is a schedule of the future payments required under the Company's notes payable.

2014	$10,165,040
2015	3,016,227
2016	-
2017	3,770,000
Thereafter	-
$16,951,267

CD3 Note

On January 14, 2011, the Company issued a promissory note to CD3 Holdings, Inc. ("CD3 Note"), the Company's parent, in the amount of $3,000,000. The CD3 Note's interest rate is 16% per annum and is payable quarterly in arrears. The note matures on January 14, 2014. On December 31, 2012, the CD3 Note was modified so that beginning January 1, 2012 no interest shall accrue and any accrued and unpaid interest shall be added to principal. The original maturity date of January 14, 2014 was extended to January 14, 2015. At the date of modification, $16,227 of accrued and unpaid interest was added to the principal balance. This modification was considered a troubled debt restructuring. In accordance with ASC 470, Debt, no gain was recognized and no future interest expense will be recognized as the total of the future payments required under the modified terms is equal to the carrying value of the CD3 Note.

Secured Note

On January 14, 2011, the Company issued a secured promissory note ("Secured Note") in the amount of $11,000,000 and issued a $10,000,000 promissory note ("Contingent Promissory Note") to finance the acquisition of certain of Ronco Acquisition, LLC's assets pursuant to an asset purchase agreement.

The Secured Note's principal is subject to potential adjustment as provided by the asset purchase agreement. The asset purchase agreement provides for potential adjustments and/or offsets to the principal based upon the aggregate dollar amount of the accounts receivable collected within 90 days of closing as well as inventory and cash transferred to the Company from the seller. However, in no event shall the aforementioned adjustments reduce principal below $5,500,000. The note requires interest at 1.5% per annum paid quarterly in arrears and matures on June 14, 2012. The collateral for the Secured Note is substantially all of the Company's assets.

Ronco Holdings, Inc.

Notes to Financial Statements

For the Years Ended December 31, 2013 and 2012

Note 7 – Notes Payable (Continued)

On September 30, 2011, the Company amended the Secured Note to increase the principal amount to $11,700,000. The note's interest rate and maturity date were unchanged. A conditional provision was added to the note whereby if the Company were to repay principal in the amount of at least $6,000,000 on or before December 31, 2011, the remaining principal amount due on the maturity date would be reduced by $200,000.

The Company was unable to meet this provision as of December 31, 2011 and ultimately defaulted on the Secured Note on June 14, 2012. As a result of the default, the interest rate increased to 8%. Accrued interest under this note was $1,454,607 and $761,676 as of December 31, 2013 and 2012, respectively.

Contingent Promissory Note

The Contingent Promissory Note is non-interest bearing and was issued in a conditional amount not to exceed $10,000,000 with contingent payments. On December 5, 2013, the Company amended and restated the Contingent Promissory Note's contingent principal amount from $10,000,000 to $3,770,000 and modified the payment timing to the earlier of December 5, 2017 or the 3 year anniversary of the purchase of the Secured Note by any third party approved by the Company from the holder of the Secured Note. As of this date, this obligation became probable and estimable and, therefore, the Company recorded the Contingent Promissory Note as additional purchase price consideration as it was originally issued in connection with the acquisition of certain of Ronco Acquisition, LLC's assets. Since the Contingent Promissory Note is a zero interest loan, the Company imputed interest at the Company's borrowing rate of 18% and calculated a discount in the amount of $1,925,106. The Company will accrete this discount and recognize interest expense. Upon recognition, the Company recorded the Contingent Promissory Note and goodwill in the amount of $1,844,894.

The contingent payments of the original note were as follows:

•

5% of the Company's gross operating income in excess of $15,000,000 during each of the first four annual periods commencing after January 14, 2011, which aggregate payments for all such periods shall not exceed $2,000,000;

•

10% of the Company's gross operating income in excess of $35,000,000 during each of the first five annual periods commencing after January 14, 2011, which aggregate payments for all such periods shall not exceed $3,000,000; and

•

10% of the Company's gross operating income in excess of $50,000,000 during each of the first six annual periods commencing after January 14, 2011, which aggregate payments for all such periods shall not exceed $5,000,000.

Ronco Holdings, Inc.

Notes to Financial Statements

For the Years Ended December 31, 2013 and 2012

Note 7 – Notes Payable (Continued)

For purposes of calculating the contingent payments, Gross Operating Income means the actual cash received by the Company from the sale of "Ronco-branded products" reduced by the amount of any obligations accrued by the Company with respect to returned products, co-op or marketing allowances, warranty and product discounts or markdowns imposed by the customers, minus the cost directly or indirectly accrued by the Company with respect to such products including but not limited to costs related to (i) the production and/or acquisition of the products, (ii) shipping and freight costs (whether to or from warehouses, fulfillment centers, or to customers), (iii) all fulfillment costs relating to such products including the assembly, packaging, rework and handling thereof (whether by the Company or third party fulfillment centers), (iv) storage, (v) credit card fees and other charges, and (vi) design and creative expenses including that related to packaging or to logos or other designs affixed or incorporated into products or related to packaging materials.

Other Promissory Notes

On March 15, 2013, the Company entered into a promissory note for $200,000. The promissory note's interest rate is 18% per annum and is payable monthly in arrears. The note matures on March 14, 2014. On September 26, 2013, this promissory note was amended to provide for additional loan proceeds of $250,000. The note's principal amount was amended to $450,000 and all other terms and conditions remained unchanged.

On June 30, 2013, the Company entered into a promissory note for $1,100,000. The promissory note's interest rate is 18% per annum and is payable monthly in arrears. The note matures on June 30, 2014.

The aggregate accrued interest on the promissory notes that were entered into during 2013 was $21,835.

Ronco Holdings, Inc.

Notes to Financial Statements

For the Years Ended December 31, 2013 and 2012

Note 8 – Fair Value

The following table presents the assets carried on the balance sheet by level within the fair value- hierarchy, as defined in Note 3 – Summary of Significant Accounting Policies, as of December 31, 2013 and 2012 for which nonrecurring changes in fair value have been recorded during the years ended December 31, 2013 and 2012.

		Quoted Prices
		In Active	Significant
		Markets	Other	Significant
	Year Ended	for Identical	Observable	Unobservable
	December 31,	Assets	Inputs	Inputs
	2013	(Level 1)	(Level 2)	(Level 3)	Total Losses
Patents	$1,326,054	$-	$-	$1,326,054	$-
Trademarks and Tradenames	1,409,800	-	-	1,409,800	-
Goodwill	983,304	-	-	983,304	1,844,894
	$3,719,158	$-	$-	$3,719,158	$1,844,894

		Quoted Prices
		In Active	Significant
		Markets	Other	Significant
	Year Ended	for Identical	Observable	Unobservable
	December 31,	Assets	Inputs	Inputs
	2012	(Level 1)	(Level 2)	(Level 3)	Total Losses
Patents	$1,476,664	$-	$-	$1,476,664	$-
Trademarks and Tradenames	1,409,800	-	-	1,409,800	2,462,200
Goodwill	983,304	-	-	983,304	3,435,603
	$3,869,768	$-	$-	$3,869,768	$5,897,803

During the year ended December 31, 2013, the Company recognized additional goodwill in the amount of $1,844,894 as a result of contingent purchase price consideration becoming probable and estimable (See Contingent Promissory Note section of Note 7 for further information). At December 31, 2013, goodwill with a carrying amount of $2,828,198 was written down to its fair value of $983,304 resulting in an impairment of $1,844,894 for the year ended December 31, 2013.

Goodwill and other intangible assets, consisting of trademarks and trade names, with prior carrying amounts of $4,418,907 and $3,872,000, respectively, were written down to their fair values of $983,304 and $1,409,800, respectively, resulting in impairment charges of $3,435,603 and $2,462,200, respectively, for a total impairment of $5,897,803 for the year ended December 31, 2012.

The Company's intangible assets were valued using a market approach to estimate fair value of goodwill and other intangible assets. This valuation technique utilized a significant number of unobservable inputs.

Ronco Holdings, Inc.

Notes to Financial Statements

For the Years Ended December 31, 2013 and 2012

Note 9 – Redeemable Preferred Stock

The Company has 200 authorized shares of Preferred Stock, $0.0001 par value. The Company has designated 100 of such shares as Series A Preferred Stock with a stated value of $27,000 per share. On January 14, 2011, the Company issued 100 shares of the Series A Preferred Stock as part of the consideration for its purchase of certain assets of Ronco Acquisition, LLC.

Redemption

The Company has the option to redeem all or part of the outstanding shares of Series A Preferred Stock at any time by paying the holders consideration per share equal to the Stated Value as follows: (1) A cash payment in the amount of $13,500 per share; and (2) the balance by issuing and delivering a non-interest bearing promissory note acceptable to the holders in an amount of $13,500 per share maturing on the first anniversary of the date in which the Series A Preferred Stock was redeemed. In the event the Company does not redeem the Series A Preferred Stock by January 14, 2013, the holders of the Series A Preferred Stock shall have the right to cause the Company to redeem all or part of the Series A Preferred Stock then outstanding. The redemption price is payable by the Company by the issuance and delivery of a non-interest bearing promissory note in the amount of $27,000 per share redeemed, maturing as to 1/3 of the principal amount on the 13th day after the redemption date, as to the next 1/3 of the principal amount 210 days after the redemption date, and as to the balance thereafter 395 days after the redemption date.

The holders of the Series A Preferred Stock must provide at least 15 days written notice to the Company in order to redeem all or a part of the Series A Preferred Stock shares and the holder may exercise their rights on one occasion in any twelve month period. Therefore since none of these conditions occurred during the year ended December 31, 2013 and up through the issuance of these financial statements these shares do not reach the level of being considered mandatorily redeemable and are classified as mezzanine.

Other material features of the Series A Preferred Stock are as follows:

Dividends

The holders of Series A Preferred Stock shall be entitled to payment of dividends on their shares at such time that the Company may declare, order, pay or make a dividend or other distribution on shares of the Common Stock, or other capital stock of the Company, in such amount as equals 10% of the aggregate amount of such dividends or other distributions inclusive of the dividends and/or other distributions paid or made to the holders of Common Stock, other capital stock and/or Series A Preferred Stock with respect to such dividends or other distributions.

Ronco Holdings, Inc.

Notes to Financial Statements

For the Years Ended December 31, 2013 and 2012

Note 9 – Preferred Stock (Continued)

Liquidation Preference

In the event of a liquidation or dissolution and winding up of the Company, whether voluntary or involuntary, the assets of the Company shall be distributed first to the holders of record of the Series A Preferred Stock, who shall be entitled to receive ratably in full, out of the remaining and lawfully available assets of any nature of the Company, whether such assets are stated capital or surplus, an amount in cash per outstanding share of Series A Preferred Stock equal to its Stated Value.

Voting Rights

The holders of Series A Preferred Stock shall have no right to vote on any matter affecting the Company, except the affirmative vote of the holders of a majority of the Series A Preferred Stock shall be necessary for the Company to authorize or effect any of the following:

•

Any amendment or repeal of any provision of the Corporation's Certificate of Incorporation or Bylaws, if such action would adversely affect the rights, preferences or privileges of the Series A Preferred Stock;

•

Creation of any new class or series of stock, or other security convertible into or exercisable or exchangeable for any class or series of stock, having rights, preferences or privileges senior to or pari passu with the Series A Preferred Stock;

•	Redemption of any stock or series of Preferred Stock Stock (other than the Series A Preferred Stock Stock), except for the repurchase of stock from employees at fair market value;
•

Payment of a cash dividend or other distribution to holders of any class or series of capital stock unless immediately after giving effect to each such payment the Company shall have a reserve of not less than the full amount of the Redemption Price (as defined below);

•

Any merger or sale of all or substantially all of the assets or other corporate reorganization or acquisition unless the Series A Preferred Stock is redeemed in full in cash for the Stated Value in connection with such transaction;

•	A liquidation or dissolution unless holders of the Series A Preferred Stock shall receive the Stated Value for all of their outstanding shares.

Transfer Restriction

No transfer or other disposition of any shares of the Series A Preferred Stock, whether voluntary or involuntary, shall be valid unless such transfer or disposition is approved by the Company at the Company's sole discretion.

As of December 31, 2013 the Series A Preferred Stock remains outstanding.

Ronco Holdings, Inc.

Notes to Financial Statements

For the Years Ended December 31, 2013 and 2012

Note 10 – Related Parties

Intercompany Receivable and Payable

CD3 Holdings, Inc., the parent company of Ronco Holdings, Inc., owes $278,574 to the Company. This is recorded as a related party receivable.

Executive Employment Agreements

On June 15, 2013, the Company entered into 5-year employment agreements with its President and Executive Vice President at an annual salary of $180,000. The agreements contain customary confidentiality, non-disclosure, intellectual property and change of control provisions.

Note 11 – Income Taxes

At December 31, 2013 and 2012, the Company had gross deferred tax assets in excess of deferred tax liabilities of $5,123,687 and $3,860,000, respectively. The Company determined that it is "more likely than not" that such assets will not be realized, and as such have applied a valuation allowance of $5,123,687 and $3,860,000 as of December 31, 2013 and 2012, respectively. The Company evaluates its ability to realize our deferred tax assets each period and adjust the amount of our valuation allowance, if necessary. We operate within multiple taxing jurisdictions and are subject to audit in those jurisdictions. Because of the complex issues involved, any claims can require an extended period to resolve.

ASC 740 Income Taxes requires that a valuation allowance be established when it is more likely than not all or a portion of a deferred tax asset will not be realized. A review of all available positive and negative evidence needs to be considered, including the Company's current and past performance, the market environment in which we operate, the utilization of past tax credits and length of carry-back and carry-forward periods. Forming a conclusion that a valuation allowance is not needed is difficult when there is negative objective evidence such as cumulative losses in recent years. Cumulative losses weigh heavily in the overall assessment. We have applied 100% valuation allowance against the Company's net deferred tax assets as of December 31, 2013 and 2012.

Ronco Holdings, Inc.

Notes to Financial Statements

For the Years Ended December 31, 2013 and 2012

Note 11 – Income Taxes (Continued)

A reconciliation between the amount of income tax benefit determined by applying the applicable U.S. statutory income tax rate to pre-tax loss is as follows:

	Year Ended December 31,
	2013	2012
Federal statutory	$(1,269,000)	$(3,126,000)
State tax, net of federal	-	-
Meals and entertainment and other	5,000	17,000
Change in valuation allowance on deferred tax assets	1,264,000	3,109,000
	$-	$-

The valuation allowance increased by $1,264,000 and $3,109,000 for the years ended December 31, 2013 and 2012, respectively.

The primary components of net deferred tax assets are as follows:

	At December 31,
	2013	2012
Net operating losses	$3,561,687	$2,109,000
Identifiable intangibles	1,476,000	1,650,000
Allowances	74,000	98,000
Accrued vacation	10,000	-
Charitable contributions	3,000	1,000
Inventory costs	5,000	5,000
Depreciation	(6,000)	(3,000)
Valuation allowance	(5,123,687)	(3,860,000)
Net deferred tax assets	$-	$-

Ronco Holdings, Inc.

Notes to Financial Statements

For the Years Ended December 31, 2013 and 2012

Note 11 – Income Taxes (Continued)

At December 31, 2013, we had net operating loss carry forwards of $10,475,549 for U.S. federal income tax purposes. The U.S. operating losses expire as follows:

Year of	Year	U.S.
Expiration	Generated	Losses
December 31, 2033	December 31, 2013	$4,272,549
December 31, 2032	December 31, 2012	3,459,000
December 31, 2031	December 31, 2011	2,744,000
		$10,475,549

Uncertain Tax Positions

We have no unrecognized income tax benefits as of December 31, 2013 and 2012. There have been no material changes in unrecognized tax benefits through December 31, 2013. The calendar years 2013, 2012 and 2011 are considered open tax years in U.S. federal and state tax jurisdictions. We currently do not have any audit investigations in any jurisdiction.

Note 12 – Commitments and Contingencies

At December 31, 2013, there was a lawsuit pending against the Company relating to a claim for breach of contract arising from the failure of the Company to pay for goods tendered. The amount sought in the lawsuit is $257,832. However, the Company has asserted a counterclaim for fraud and a claim under the Texas Deceptive Trade Practices Act, alleging, in part, that the goods provided were not in good or sellable condition and, as such, no money is owed to plaintiff for the alleged damages sought for breach of contract.

The Company settled the lawsuit for $70,000 on July 17, 2014.

Note 13 – Major customers and suppliers

Major customers are those customers that account for more than 10% of product sales. For the year ended December 31, 2013, approximately 17% of product sales were derived from a customer and the accounts receivable from this customer represented approximately 6% of total accounts receivable at December 31, 2013. For the year ended December 31, 2012, approximately 10% of product sales were derived from a customer and the accounts receivable from this customer represented approximately 10% of total accounts receivable at December 31, 2012.

Ronco Holdings, Inc.

Notes to Financial Statements

For the Years Ended December 31, 2013 and 2012

Note 13 – Major customers and suppliers (continued)

Major suppliers are those suppliers that account for more than 10% of cost of product sales. For the year ended December 31, 2013, approximately 35% of cost of product sales was derived from three suppliers and the accounts payable for these suppliers represented approximately 5% of total accounts payable at December 31, 2013. For the year ended December 31, 2012, approximately 30% of cost of product sales was derived from two suppliers and the accounts payable for these suppliers represented 18% of total accounts payable at December 31, 2012.

The loss of any one of these customers or suppliers would have a material adverse effect on the Company's financial results and operations.

Note 14– Subsequent Events

The Company evaluated subsequent events through August 12, 2014, the date this financial statement was available to be issued. The following material subsequent events required disclosure in the accompanying financial statements:

Forbearance Agreement

On March 7, 2014, the Company and certain creditors entered into a Forbearance Agreement whereby each creditor will forbear from exercising its rights and remedies under the Secured Note and Performance Note for up to 1 year provided the Company does not default on the forbearance agreement.

Loan and Security Agreement

On April 11, 2014, the Company and Infusion Brands, Inc. entered into a Loan and Security Agreement ("Loan Agreement"). The Company may borrow up to $3,000,000 for working capital subject to an Accounts Receivable and Inventory Borrowing Base calculation that is subject to Infusion Brands, Inc's sole approval. Borrowings made are subject to an interest rate of Prime plus 4% per annum that shall accrue daily and be payable monthly. The Loan Agreement's maturity date is April 11, 2015. As part of the Agreement, the Company has secured the payment of all borrowings by granting Infusion Brands, Inc. a security interest in the assets of the Company.

Promissory Note

On May 5, 2014, the Company entered into a promissory note for $200,000 from As Seen On TV, Inc., a related party. The note requires monthly interest payments at an interest rate of 14% per annum. All outstanding principal and unpaid interest is due on December 31, 2014.

Ronco Holdings, Inc.

Notes to Financial Statements

For the Years Ended December 31, 2013 and 2012

Note 14– Subsequent Events (continued)

Intercompany Funding

The Company has borrowed for working capital needs $522,000 from Infusion Brands, Inc. through a series of payments to the Company and to vendors on behalf of the Company. Terms of the funding have yet to be determined.

Default

The Company's promissory notes issued on March 15, 2013 in the amount of $450,000 and June 30, 2013 in the amount of $1,100,000 that matured on March 14, 2014 and June 30, 2014, respectively, are currently outstanding and in default due to nonpayment.